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                                                                    EXHIBIT 21.1

                               FRESH AMERICA CORP.
                         LIST OF SUBSIDIARY CORPORATIONS

                                December 29, 2000

     Subsidiary                                           State of Incorporation
     ----------                                           ----------------------

     Francisco Acquisition Corp.                             Texas

     Fresh America Arizona, Inc.                             Texas

     Fresh America Florida, Inc.                             Texas

     Allied-Perricone, Inc., formerly known as
     Sam Perricone Citrus Company                            California

     1277649 Ontario Limited                                 Ontario, Canada

     Ontario Tree Fruits Limited                             Ontario, Canada

     Sarfog, Inc.                                            New Jersey

     Fosar, Inc.                                             New Jersey

     Trio Importing (No. 2) Company, Ltd.                    Ontario, Canada